Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-211938) and on Form S-8 (No. 33-25782, No. 33-78196, No. 333-05440, No. 333-06542, No. 333-08404, No. 333-09342, No. 333-11124, No. 333-12692, No. 333-127979, No. 333-154394, No. 333-169146 and No. 333-207878) of Orbotech Ltd. of our report dated February 23, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel Aviv, Israel February 23, 2018	Kesselman & Kesselman Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers
International Limited